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                                                                    EXHIBIT 23.5

                        THE ROBINSON-HUMPHREY COMPANY, INC.

CORPORATE FINANCE                                         INVESTMENT BANKERS
   DEPARTMENT                                                  SINCE 1894


                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.
     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated June 26, 1995, set forth as Appendix C to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "Approval of the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.
                                     /s/ THE ROBINSON-HUMPHREY COMPANY, INC.
                                         THE ROBINSON-HUMPHREY COMPANY, INC.
Atlanta, Georgia
August 23, 1995